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                                    PROXY

                             ARBOR PROPERTY TRUST

                   Proxy Solicited by the Board of Trustees
              Special Meeting of Shareholders--December __, 1997


     The undersigned hereby appoints Myles H. Tanenbaum and Kimli Cross Smith, and each of them, proxies to represent the undersigned with full power of substitution at the Special Meeting of Shareholders of Arbor Property Trust (the "Company") to be held at Suite 800, One Tower Bridge, W. Conshohocken, Pennsylvania 19428 on December __, 1997 at 9:00 a.m. and at any and all adjournments or postponements thereof, and thereat to vote all Common Shares of Beneficial Interest (the "Shares") of the Company, which votes the undersigned would be entitled to vote if personally present.

     Unless otherwise specified, the Shares will be voted FOR the proposal to approve the Agreement and Plan of Merger, dated as of August 22, 1997, among the Company, Vornado Realty Trust and Trees Acquisition Subsidiary, Inc. and to approve the transactions contemplated thereby. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

     (Continued, and to be signed on reverse side)


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                           [X] Please mark
                            your votes
                            as indicated in
                            this example
                           -------------

The undersigned hereby revokes all previous proxies for the meeting.

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1.   PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST
     22, 1997, AMONG THE COMPANY, VORNADO REALTY TRUST AND TREES ACQUISITION SUBSIDIARY, INC. AND TO APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY.

     FOR  [  ]             AGAINST  [  ]            ABSTAIN  [  ]

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     Signature                      Signature                     Date
              ---------------------          --------------------     ---------


                    NOTE:  Please sign this Proxy exactly
                      as name(s) appear in address. When
                  signing as an attorney-in-fact, executor,
                     administrator, trustee or guardian,
                        please add your title as such.


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